SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934


Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/x/   Preliminary Proxy Statement
/ /   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                                MEDA, INC.
             (Name of Registrant as Specified in Its Charter)

                               David C. Baca
                 (Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):

/x/   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
      14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
/ /   $500 per each party to the controversy pursuant to Exchange
      Act Rule 14a-6(i)(3).
/ /   Fee computed on table below per Exchange Act Rules 14a-
      6(i)(4) and O-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)   Proposed maximum aggregate value of transaction:

      5)   Total fee paid:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:
      2)   Form Schedule or Registration Statement No.:
      3)   Filing Party:
      4)   Date Filed:


                                MEDA, INC.
                     15845 SW 72nd Avenue, Building C
                           Tigard, Oregon 97224

                              PROXY STATEMENT

      This Proxy Statement and the accompanying proxy/voting instruction card (proxy card) are being mailed beginning October 23, 1996, to holders of shares in connection with the solicitation of proxies by the Board of Directors of Meda, Inc. ("Meda" or "Company") for the 1996 Annual Meeting of Shareholders in Tualatin, Oregon. The meeting will be held on November 21, 1996 at 4:00 p.m. at the offices of MEDA at 15845 SW 72nd Avenue, Building C, Tigard, Oregon.

      Only stockholders of record at the close of business on October 22, 1996 will be entitled to vote at the meeting. At the close of business on October 22, 1996 there were ---------- outstanding shares of the Company's common stock ("Common Stock"). Each share of Common Stock not in the treasury is entitled to one vote. There is no provision in the Company's Certificate of Incorporation for cumulative voting.

      If shares are not voted in person, they cannot be voted on your behalf unless a signed proxy is given. Even if you expect to attend the Annual Meeting in person, in order to ensure your representation please complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope. A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used. If you receive two or more proxy cards, please complete, sign, date and return each to complete your representation. All shares represented by each properly executed and unrevoked proxy, in the accompanying form, will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it unusable.

      Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any proposal as to which proxies reflect abstentions or broker non-votes, shares represented by such proxies will be treated as not present and not entitled to vote with respect to that proposal.

      The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, by telegraph and telephone, and personally by a few officers and regular employees of the Company who will not receive additional compensation for solicitation. Brokers, nominees and fiduciaries will be reimbursed for out-of-pocket expenses incurred in obtaining proxies or authorizations from the beneficial owners of the Common Stock.

      The purpose of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, management knows of no other business which will be presented for consideration at the Annual Meeting. However, if any such other business shall properly come before the meeting, votes will be cast pursuant to the proxies in respect of any such other business in accordance with the best judgment of the persons acting under the proxies.

                                PROPOSAL 1

Election of Directors

      On October 15, 1996, the Board of Directors voted to amend the Company's Bylaws to increase the number of directors elected each year to four. Holders of Common Shares and voting Preferred Shares are entitled to elect one director. Holders of Class B Common Shares voting as a separate class are entitled to elect three directors.

Nominee for Election of Director by Common Shareholders and
Voting Preferred Shares

      Kenneth L. Minton, age 46, was hired as the Company's President and Chief Executive Officer in April, 1996. Prior to joining Meda, he was President and Chief Operating Officer of Hind, Inc., a manufacturer and distributer of high end sports apparel from 1993 to 1996, and Vice President of Microwave Applications Group, an electronics manufacturer, from 1985 to 1993. Prior to 1985, Mr. Minton had extensive experience in operations, finance, sales and marketing in several industries. Mr. Minton holds a B.S. degree in Business Administration.

Nominees for Election of Directors by Class B Common Shares

      Arthur R. (Ron) Torland, age 49, has been employed by the Company or its predecessor since 1970. He became Chairman of the Board in 1988, was Chief Executive Officer from 1988 to 1996, and was President from 1982 to 1987. He has been Treasurer and a member of the Board of Directors since the Company was incorporated in 1972. Mr. Torland holds a B.S. degree in business administration from Portland State University and served in the U.S. Army from 1968 to 1970.

      Craig S. Montgomery, Ph.D., 42, has been a director of the Company since March, 1996. He is a licensed clinical psychologist. From 1983 to 1991, he was Program Director of New Day Center, Portland, Oregon, a residential and out-patient facility for chemical dependency treatment. From 1991 to 1993, he was Clinical Supervisor of both the New Day Center and the Dual Diagnosis program at Portland Adventist Medical Center and Caremark Behavioral Health Services. He is now in private practice. Dr. Montgomery holds a Master's Degree from Pepperdine University and a Ph.D. from the California School of Professional Psychology in San Diego, California.

      Douglas C. Johnson, age 40, has been a director of the Company since March, 1996. He holds a B.A. degree in Music from Fort Wright College in Spokane, Washington and a Masters Degree from the University of Southern California in Los Angeles. He has been a professional opera singer for 12 years and returned to the U.S. two years ago after nine years in Europe.

Notes to Proposal 1:

      No director holds a directorship in any other Company reporting under the Securities and Exchange Act of 1934.

      Mr. Torland and Dr. Montgomery are stepbrothers.  Mr.
Johnson is Dr. Montgomery's and Mr. Torland's brother-in-law.

Security Ownership of Certain Beneficial Owners and Management.

      The following table sets forth information with respect to the ownership of issued and outstanding shares of the Company as of the date hereof by each director, executive officer, and person known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities as of August 31, 1996:

                                              Amount and
                 Name and Address              Nature of       Percent
Title of          of Beneficial                Beneficial        of
 Class                Owner                    Owner            Class
 -----                -----                    -----            -----
Common Shares    Arthur R. (Ron) Torland        110,381          6.2%
                 10595 SW Kiowa St.
                 Tualatin, OR 97062

Common Shares    Arthur N. Torland              522,347         29.4%
                 8520 SW Avery St.
                 Tualatin, OR  97062

Common Shares    Julian G. Torland              267,900         15.1%
                 11100 SW North Dakota St.
                 Tigard, OR 97223

Common Shares    Douglas C. and
                   Joanne E. Johnson            146,832          8.3%
                 8728 SW Pamlico Ct.
                 Tualatin, OR 97062

Class B          Arthur R. (Ron) Torland        142,902         67.5%
Common Shares    10595 SW Kiowa St.
                 Tualatin, OR 97062

Class B          Julian G. Torland               68,649         32.5%
Common Shares    11100 SW North Dakota St.
                 Tigard, OR 97223

Class A Convertible
Preferred
Shares           Arthur N. and
                   Bessie M. Torland              2,750         55.6%
                 8520 SW Avery St.
                 Tualatin, OR  97062

Class A Convertible
Preferred
Shares           Julian G. Torland                  700         14.1%
                 11100 SW North Dakota St.
                 Tigard, OR 97223

Class A Convertible
Preferred
Shares           Douglas C. and
                   Joanne E. Johnson              1,500         30.3%
                 8728 SW Pamlico Ct.
                 Tualatin, OR  97062

      The directors and officers of the Company, as a group, own 304,456 common shares, representing 17.1% of that class, and 142,902 shares of Class B common shares, representing 67.5% of that class and 1,500 shares of Class A convertible preferred, representing 30.3% of that class.

      There are no arrangements which may result in a change of control of the Company.

Executive Compensation.

      The following table sets forth the compensation of the chief executive officer and all executive officers of the Company for the fiscal year ending May 31, 1996, who receive total annual salary and bonuses during that period in excess of $100,000:

                            Annual Compensation
                            -------------------

Name of Individual                                           Other
 and Its Position                 Salary($)   Bonus($)   Compensation($)
 ----------------                 ---------   --------   ---------------
Arthur R. (Ron) Torland,
(CEO through April 18, 1996)
           1995                   101,820      None             2,500
           1996                    84,011      None             None

      No officer, director or employee was beneficiary of any long-term compensation or other compensation in excess of the dollar values reflected in item 402(b)(2)(iii)(c). No director received any compensation for his or her services as a director.

      Company and Prepared Media Laboratory, Inc., Company's operating subsidiary ("PML") entered into an employment agreement with Kenneth L. Minton in April of 1996. The contract commenced April 8, 1996 and will end May 31, 1999. For performing duties incident to those of a chief executive officer, Mr. Minton will receive a base salary of $150,000 per year. Commencing with the fiscal year ending May 31, 1997, Mr. Minton may also receive a substantial cash bonus based on the Company's performance.
Mr. Minton is also entitled to receive options to purchase Company stock pursuant to the Company's stock option plan for each year that Mr. Minton is employed, commencing with the year ending May 31, 1996. Mr. Minton may be terminated prior to the end of the agreement for "cause" which shall include, among others, dishonesty that materially impairs the interest of the operating subsidiary, refusal to follow a lawful direction of the board or failure to reach mutually agreed performance targets.

      There were no other employment contracts between the Company and any named executive officer, nor was there any compensatory plan or arrangement that would result in a payment in excess of $100,000 to any named executive officer as a result of a change in control.

                    Options Granted in Last Fiscal Year
                    -----------------------------------

                       Number of        % of Total
                       Securities       Options
                       Underlying       Granted in
                        Options         Fiscal
  Name                  Granted         Year
  ----                  -------         ----
Kenneth L. Minton      100,000(1)       100%

                          Exercise
                          or Base             Expiration
  Name                      Price                Date
  ----                      -----                ----
Kenneth L. Minton      $0.375 per share       June 14, 2001

--------------------
(1)  20,000 of the shares are currently exercisable.

Certain Relationships and Related Transactions.

      The Company leases equipment, laboratories and office facilities from Arthur and Bessie Torland, Julian Torland and Arthur R. (Ron) Torland, some of whom hold more than 10% of certain classes of voting securities of the Company, under four operating leases. Total rental expense paid under these four operating leases was approximately $115,200 in fiscal year 1994, $98,400 in fiscal year 1995, and $90,000 in fiscal year 1996.

      The Company has a Technology License Agreement with Definitive Diagnostics, Inc. ("DDI"). See Patents and Licenses. Under the agreement, which extends for six years, the Company will manufacture and market products developed by DDI and pay a royalty based upon the number of units sold. Total royalties of $38,650 were incurred in fiscal 1996, $40,334 in fiscal 1995, and $13,000 in fiscal 1994. DDI is owned by Messrs. Arthur and Arthur R. (Ron) Torland, both shareholders owning more than 10% of a class of stock of the Company. Arthur R. (Ron) Torland is also a director of the Company.

      Joanne E. Johnson, wife of director Doug C. Johnson, has five year 6% notes issued in fiscal 1996 with a balance of $89,345.

      There are no other transactions, or series of similar transactions, involving amounts in excess of $60,000.

                                PROPOSAL 2

      The Board of Directors has selected the firm of Price Waterhouse LLP to conduct an audit in accordance with generally accepted auditing standards of the Company's consolidated financial statements for the 52 week fiscal year ending May 31, 1997. A representative of that firm is expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. Neither the firm nor any of the partners has any direct financial interest in the Company or any of its subsidiaries other than as independent auditors. This selection is being submitted for ratification at the meeting. If not ratified, this selection will be reconsidered by the Board, although the Board of Directors will not be required to select different independent auditors for the Company. UNLESS OTHERWISE INSTRUCTED, PROXY WILL BE VOTED FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP.

                                PROPOSAL 3

      The Board of Directors recommend amending the Articles of Incorporation to change the name of the Company from "Meda, Inc.", to the proposed name, "PML, Inc." The Board of Directors have unanimously approved a change of the Company's name and recommend that the shareholders also approve the change. The Board of Directors recommend changing the name of the Company because the Company's subsidiary has operated under the business name "PML Microbiologicals," and therefore the Company is more commonly associated with the name PML. Additionally, there is an Oregon corporation which is disputing the Company's right to use the name "Meda." If the change is approved by the shareholders, the name change will take effect no later than December 31, 1996.

                                PROPOSAL 4

      The Board of Directors recommend amending the Articles of Incorporation to increase the total number of Common Shares which the Company is authorized to issue from 2,000,000 shares to 2,500,000 shares. The Board of Directors have unanimously approved this increase in the number of authorized Common Shares and recommended that the shareholders approve the increase. The Board of Directors recommend increasing the number of authorized Common Shares because additional shares need to be authorized in order to provide enough shares to cover the outstanding shares previously provided under the approved stock option plan.

                                  GENERAL

Annual Report.

      The Company's annual report to stockholders for year ending
May 31, 1996 is being mailed to all stockholders of record with this Proxy Statement.

      By order of the Board of Directors:


                             ---------------------------------
                             Jim N. Weider, Secretary

                             Dated:  -------------------------


                                MEDA, INC.
                     15845 SW 72nd Avenue, Building C
                           Tigard, Oregon 97224


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Meda, Inc., a Delaware corporation ("Meda" or "Company"), will be held at Meda's offices at 15845 SW 72nd Avenue, Building C, Tigard, Oregon 97224, on 21st day of November, 1996 at 4:00 p.m., for the following purposes:

      1. To elect 4 directors of the Company to serve for a term of one year and until their successors are elected and have qualified;

      2. To ratify the appointment of Price Waterhouse LLP as independent auditors for fiscal year 1997;

      3. To adopt an amendment to the Company's Articles of Incorporation changing the Company's name from "Meda, Inc." to "PML, Inc.", to be effective no later than December 31, 1996.

      4. To adopt an amendment to the Company's Articles of Incorporation increasing the number of authorized
           Common Shares from 2,000,000 to 2,500,000.

      5. To transact such other business as may properly come before the meeting and any adjournments thereof.

      Only stockholders of record at the close of business on October 22, 1996, will be entitled to notice of and to vote at the Annual Meeting and at any and all adjournments thereof.

      Whether or not you plan to attend the meeting in person, in order to ensure your representation, complete, sign, date and promptly return the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

                                  BY ORDER OF THE BOARD OF DIRECTORS,


                                  --------------------------------
                                  Jim N. Weider, Secretary

Tigard, Oregon
Dated:  October 23, 1996


                                MEDA, INC.
             PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 14, 1996


      The undersigned hereby appoints Arthur R. (Ron) Torland (with full power to act), as proxy with full power of substitution, to represent and to vote all of the Common Stock of MEDA, Inc., held of record by the undersigned at the close of business on October 22, 1996 at the annual meeting of shareholders of MEDA, Inc. on Thursday, November 21, 1996, and at any adjournments thereof, as set forth below and in accordance with their discretion on any other matters which may properly come before the meeting or any adjournments thereof.

      The Board of Directors recommend a vote FOR the proposals:

      1.   For the election of:  Douglas C. Johnson as director.

            / / For   / / Withhold Authority   / / Abstain

      2.   Proposal to ratify the appointment of Price Waterhouse
LLP as the independent public accountant for the company for the year ending May 31, 1997.

            / / For     / / Against     / / Abstain

      3. Proposal to amend the Articles of Incorporation to change the name of the Company from "Meda, Inc." to "PML, Inc."

             / / For    / / Against    / / Abstain

      4. Proposal to amend the Articles of Incorporation to increase the number of authorized Common Shares from 2,000,000 to 2,500,000.

             / / For     / / Against     / / Abstain

      5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED.  IF
NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE
FOREGOING PROPOSALS.

      Please sign exactly as shares are registered. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name, by authorized person.


                                        ---------------------------

                                        Signature

                                        ---------------------------

                                        Signature if held proxy

                                        DATED:


                                        Please mark, sign, date and
                                        return this proxy promptly
                                        using the enclosed envelope.